UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2009
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          At the Special Meeting of Stockholders of Delta Petroleum Corporation (“Delta”) held on December 22, 2009, Delta’s stockholders approved the 2009 Performance and Equity Incentive Plan (the “Plan”). The Plan was approved by Delta’s Board of Directors on June 30, 2009, subject to receiving approval of Delta’s stockholders within 12 months of the effective date.
          A description of the terms of the Plan can be found in “Proposal 2 — Approval of 2009 Performance and Equity Incentive Plan” (pages 5 through 9) in Delta’s definitive proxy statement, dated November 10, 2009, filed with the Securities and Exchange Commission on November 9, 2009.
          The preceding discussion of the Plan is qualified in its entirety by the text of the Plan, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          At the Special Meeting held on December 22, 2009, Delta’s stockholders also approved a proposal to amend Delta’s certificate of incorporation to increase the number of authorized shares of Delta common stock from 300,000,000 to 600,000,000 shares. On the same day, Delta filed with the Delaware Secretary of State a Third Amendment to the Certificate of Incorporation of Delta Petroleum Corporation to increase the number of authorized shares of Delta common stock, par value $0.01 per share, to 600,000,000 shares.
          A conformed copy of Delta’s certificate of incorporation, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the preceding discussion of Delta’s amended certificate of incorporation is qualified in its entirety by the text of the certificate of incorporation, as amended, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Incorporation of the Company, as amended

10.1	2009 Performance and Equity Incentive Plan

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
          Date: December 24, 2009

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary